Exhibit 99.2
UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION

The following unaudited pro forma combined condensed financial statements are based on the separate historical financial statements of WSFS Financial Corporation, or WSFS, and Bryn Mawr Bank Corporation, or BMBC, and give effect to the mergers of (i) BMBC with and into WSFS, with WSFS continuing as the surviving corporation, which we refer to as the merger, and (ii) The Bryn Mawr Trust Company, a Pennsylvania chartered bank and wholly owned subsidiary of BMBC, with and into Wilmington Savings Fund Society, FSB, or WSFS Bank, with WSFS Bank continuing as the surviving bank, including pro forma assumptions and adjustments related to the mergers, as described in the accompanying notes to the unaudited pro forma combined condensed financial statements. The unaudited pro forma combined condensed balance sheet as of September 30, 2021 is presented as if the mergers occurred on September 30, 2021. The unaudited pro forma combined condensed statements of income for the nine months ended September 30, 2021 and the year ended December 31, 2020 is presented as if the mergers occurred on January 1, 2020. The historical consolidated financial information has been adjusted on a pro forma basis to reflect factually supportable items that are directly attributable to the mergers and, with respect to the statements of income only, expected to have a continuing impact on consolidated results of operations.

The unaudited pro forma combined condensed financial statements have been prepared (i) using the acquisition method of accounting for business combinations under United States generally accepted accounting principles, or GAAP, with WSFS as the acquirer for accounting purposes and (ii) in accordance with Article 11 of Regulation S-X, Pro Forma Information, as amended by the final rule, Amendments to Financial Disclosures About Acquired and Disposed Businesses, as adopted by the SEC on May 21, 2020, which requires the depiction of the accounting for the transaction, which we refer to as transaction accounting adjustments, and presentation of the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur, which we refer to as management’s adjustments. WSFS has elected not to present management’s adjustments and will only be presenting transaction accounting adjustments in the following unaudited pro forma condensed combined financial information. Certain reclassifications have been made to the historical financial statements of BMBC to conform to the presentation in WSFS' financial statements.

The unaudited pro forma combined condensed financial statements are presented for illustrative purposes only. The unaudited pro forma combined condensed financial statements are not necessarily, and should not be assumed to be, an indication of the results that would have been achieved had the mergers been completed as of the dates indicated or that may be achieved in the future. The preparation of the unaudited pro forma combined condensed financial statements and related adjustments required management to make certain assumptions and estimates. The unaudited pro forma combined condensed financial statements should be read together with:

•the accompanying notes to the unaudited pro forma combined condensed financial statements;
•WSFS’ audited consolidated financial statements and accompanying notes as of and for the year ended December 31, 2020, included in WSFS’s Annual Report on Form 10-K for the year ended December 31, 2020, filed on March 1, 2021;
•BMBC’s audited consolidated financial statements and accompanying notes as of and for the year ended December 31, 2020, included in BMBC’s Annual Report on Form 10-K for the year ended December 31, 2020, filed on March 1, 2021;
•WSFS’ unaudited consolidated financial statements and accompanying notes as of and for the nine months ended September 30, 2021, included in WSFS’ Quarterly Report on Form 10-Q for the quarterly period ended September 30 2021, filed on November 5, 2021;
•BMBC’s unaudited consolidated financial statements and accompanying notes as of and for the nine months ended September 30, 2021, included in BMBC’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2021, filed on November 4, 2021; and
•other information pertaining to WSFS and BMBC contained in or incorporated by reference into this document.

Exhibit 99.2
WSFS FINANCIAL CORPORATION/BRYN MAWR BANK CORPORATION
UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
(In thousands)

	As of September 30, 2021
	WSFS	BMBC	Pro Forma Adjustments		Pro Forma
	(as reported)	(as reported)	Transaction Accounting Adjustments	Notes	Combined
ASSETS
Cash, cash equivalents and restricted cash	$2,016,887	$48,671	$(131,246)	(A)	$1,934,312
Investment securities	4,335,150	676,171	—		5,011,321
Net loans and leases	7,995,859	3,582,003	(39,468)	(B)	11,538,394
Premises and equipment	90,962	51,525	28,585	(C)	171,072
Goodwill	472,828	184,012	197,291	(D)	854,131
Intangible assets	76,524	13,056	82,412	(E)	171,992
Other assets	387,886	323,641	20,469	(F)	731,996
Total assets	$15,376,096	$4,879,079	$158,043		$20,413,218
LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Deposits:
Noninterest-bearing	$4,133,945	$1,443,661	$—		$5,577,606
Interest-bearing	8,633,616	2,371,871	574	(G)	11,006,061
Total deposits	12,767,561	3,815,532	574		16,583,667
Borrowed funds	235,868	243,061	6,550	(H)	485,479
Other liabilities	465,969	165,731	—		631,700
Total liabilities	13,469,398	4,224,324	7,124		17,700,846
Stockholders’ equity:
Common stock	577	24,749	(24,568)	(I)	758
Capital in excess of par value	1,056,614	383,401	525,355	(J)	1,965,370
Accumulated other comprehensive (loss) income	(15,486)	2,545	(2,545)	(K)	(15,486)
Retained earnings	1,174,511	337,259	(439,617)	(L)	1,072,153
Treasury stock	(307,321)	(92,294)	92,294	(M)	(307,321)
Noncontrolling interest	(2,197)	(905)	—		(3,102)
Total stockholders’ equity	1,906,698	654,755	150,919		2,712,372
Total liabilities and stockholders’ equity	$15,376,096	$4,879,079	$158,043		$20,413,218

Exhibit 99.2
Balance Sheet Pro Forma Accounting Adjustments Notes as of September 30, 2021
The following pro forma adjustments have been reflected in the unaudited pro forma condensed combined financial information. All taxable adjustments were calculated using a 24.8% tax rate, which represents the blended statutory rate, to arrive at deferred tax asset or liability adjustments. All adjustments are based on preliminary assumptions and valuations, which are subject to change.
(A)Adjustments to cash, cash equivalents and restricted cash to reflect estimated transaction costs. The adjustments include the following:

(Dollars in thousands)	September 30, 2021
WSFS’ estimated transaction costs comprised of merger costs, which include professional fees of $17.3 million and investment banker fees of $5.4 million, restructuring costs of $85.5 million, which includes severance payments and contract termination costs, and capitalized transaction costs of $13.4 million.	$(121,561)
BMBC’s transaction costs comprised of investment banker fees of $8.8 million and professional fees and other transaction costs of $0.9 million.	(9,685)
$(131,246)
(B)Adjustments to loans and leases, net reflect fair value adjustments, which includes lifetime credit loss expectations, current interest rates and liquidity. The adjustments include the following:

(Dollars in thousands)	September 30, 2021
Adjustments to gross loans and leases:
Reversal of BMBC’s historical loan and lease fair value adjustments, net deferred origination fees and initial direct costs	$(114)
Estimate of lifetime credit mark	(48,830)
Estimate of fair value related to current interest rates and liquidity	(3,662)
Gross up of acquired PCD loans and leases for ACL	25,930
(26,676)
Adjustments to allowance for credit losses:
Reversal of BMBC’s ACL	36,546
Establishment of initial ACL reserve	(49,338)
(12,792)
Total adjustments for loans and leases, net	$(39,468)
(C)Adjustments to premises and equipment to reflect $13.4 million of capitalized assets from transaction costs and $15.2 million estimated fair value of acquired property and equipment. The average life of the capitalized assets from transaction costs and acquired property and equipment will be 8 and 30 years, respectively.
(D)Adjustments to eliminate historical BMBC goodwill of $184.0 million and reflect $381.3 million of goodwill for amount of consideration paid in excess of fair value of asset received and liabilities assumed.

Exhibit 99.2
(E)Adjustments to intangible assets reflect the following:

(Dollars in thousands)	September 30, 2021
Reversal of BMBC’s historical intangible assets	$(13,056)
Estimated customer relationships expected to amortize over 15 years using the straight-line method	84,528
Estimated core deposit intangible expected to amortize over 10 years using the straight-line method	10,940
$82,412
(F)Adjustment to other assets reflect the following:

(Dollars in thousands)	September 30, 2021
To reflect WSFS' current tax recoverable from estimated transaction costs which is comprised of estimated non-facilitative transaction costs and a deductible success-based investment banker fee using the 70% safe harbor election multiplied by a tax rate of 24.8%	$31,382
To reflect BMBC's current tax recoverable from estimated transaction costs which is comprised of estimated non-facilitative transaction costs and a deductible success-based investment banker fee using the 70% safe harbor election multiplied by a tax rate of 24.8%	1,746
To reflect fair market adjustment on deferred tax accounts	(12,659)
$20,469
(G)Adjustment to interest-bearing deposits to eliminate BMBC’s historical deposit premium of $0.1 million and reflect an estimated premium of $0.6 million on acquired certificates of deposits.
(H)Adjustment to borrowed funds to eliminate BMBC’s historical long-term borrowings discount and deferred origination costs of $4.7 million and to reflect an estimated discount of $1.9 million on acquired long-term borrowings.
(I)Adjustments to common stock to eliminate BMBC common stock of $24.7 million and record the issuance of WSFS common stock to BMBC shareholders of $0.2 million par value.
(J)Adjustments to capital in excess of par value to eliminate BMBC’s capital surplus (less noncontrolling interest) of $382.5 million and record the issuance of WSFS capital in excess of par value to BMBC shareholders of $907.9 million.
(K)Adjustment to eliminate BMBC’s accumulated other comprehensive income of $2.5 million.
(L)Adjustments to retained earnings.

(Dollars in thousands)	September 30, 2021
To eliminate BMBC’s retained earnings	$(337,259)
To reflect WSFS’ estimated transaction costs, net of tax	(76,816)
To reflect BMBC’s estimated transaction costs, net of tax	(7,939)
To reflect ACL provision impact, net of tax	(17,603)
$(439,617)
(M)Adjustment to eliminate BMBC’s treasury stock of $92.3 million.

Exhibit 99.2

Preliminary Purchase Price Allocation

On January 1, 2022, WSFS closed its acquisition of BMBC and acquired 100% of the outstanding common stock of BMBC. In accordance with the terms of the merger agreement, dated March 9, 2021, by and between WSFS and BMBC, each share of BMBC common stock was exchanged for 0.90 shares of WSFS common stock (with cash paid in lieu of fractional shares). Below is based on 19,903,230 shares of BMBC common stock outstanding as of December 31, 2021, the vesting of 226,643 BMBC restricted stock awards, and the closing price per share of WSFS common stock of $50.12 on December 31, 2021.
The following table summarizes the determination of the purchase price consideration:
(Dollars in thousands, except share data)

Consideration paid:
WSFS Common shares issued (18,116,848)	$908,016
Cash in lieu of fractional shares	16
Total value of consideration paid	$908,032
Assets acquired (BMBC):
Cash and cash equivalents	$48,671
Investment securities	676,171
Loans and leases, net	3,565,943
Premises and equipment	66,747
Intangible assets	95,468
Other assets	305,177
Total assets acquired	4,758,177
Liabilities assumed (BMBC):
Deposits	3,816,106
Other borrowed funds	249,611
Other liabilities	165,731
Total liabilities assumed	4,231,448
Net assets acquired	526,729
Preliminary pro forma goodwill	$381,303

The accounting for the estimates of fair value for assets and liabilities acquired in the BMBC merger is incomplete. Management is in process of reviewing estimated fair values as well as obtaining new information that will allow management to better estimate fair values that existed as of December 31, 2021. This process may result in adjustments to the provisional fair values assigned to certain acquired assets or assumed liabilities. These adjustments would result in corresponding adjustments to goodwill and net deferred tax asset. In accordance with ASC 805-10, any adjustments will be recorded in the period in which the new information about facts and circumstances that existed as of the acquisition date is obtained and reviewed.

Exhibit 99.2
WSFS FINANCIAL CORPORATION/BRYN MAWR BANK CORPORATION
UNAUDITED PRO FORMA COMBINED CONDENSED INCOME STATEMENTS
(In thousands, except per share information)

	For the Nine Months Ended September 30, 2021
	WSFS	BMBC	Pro Forma Adjustments		Pro Forma
	(as reported)	(as reported)	Transaction Accounting Adjustments	Notes	Combined
Interest income:
Interest and fees on loans and leases	$300,957	$103,548	$1,735	(A)	$406,240
Interest on investment securities	41,342	8,798	—		50,140
Other interest income	1,335	58	—		1,393
Total interest income	343,634	112,404	1,735		457,773
Interest expense:
Interest on deposits	11,824	3,190	(20)	(B)	14,994
Interest on borrowed funds	6,385	4,307	(345)	(C)	10,347
Total interest expense	18,209	7,497	(365)		25,341
Net interest income	325,425	104,907	2,100		432,432
(Recovery of) provision for credit losses	(109,033)	(15,756)	—		(124,789)
Net interest income after provision for credit losses	434,458	120,663	2,100		557,221
Noninterest income:
Credit/debit card and ATM income	$22,023	$2,189	$—		$24,212
Investment management and fiduciary income	44,983	40,485	—		85,468
Deposit service charges	16,521	2,180	—		18,701
Other income	55,926	18,540	—		74,466
Total noninterest income	139,453	63,394	—		202,847
Noninterest expense:
Salaries, benefits and other compensation	158,890	60,342	—		219,232
Occupancy expense	24,693	8,035	1,634	(D)	34,362
Other operating expense	104,514	42,376	1,970	(E)	148,860
Total noninterest expense	288,097	110,753	3,604		402,454
Income before taxes	285,814	73,304	(1,504)		357,614
Income tax provision	70,610	16,632	(373)	(F)	86,869
Net income	215,204	56,672	(1,131)		270,745
Less: Net income (loss) attributable to noncontrolling interest	49	(135)	—		(86)
Net income attributable to WSFS	$215,155	$56,807	$(1,131)		$270,831
Basic earnings per share	$4.53				$4.14
Diluted earnings per share	$4.51				$4.12
Weighted-average shares outstanding for basic EPS	47,526,730	$19,892,764	$17,903,488	(G)	65,430,218
Adjusted weighted-average shares outstanding for diluted EPS	47,676,515	$20,056,415	$18,050,774	(G)	65,727,289

Exhibit 99.2
Income Statement Pro Forma Accounting Adjustments Notes for the Nine Months Ended September 30, 2021

The following pro forma adjustments have been reflected in the unaudited pro forma condensed combined financial information. All taxable adjustments were calculated using a 24.8% tax rate, which represents the blended statutory rate, to arrive at deferred tax asset or liability adjustments. All adjustments are based on preliminary assumptions and valuations, which are subject to change.
(A)Adjustments to interest income of $1.9 million for the nine months ended September 30, 2021 to eliminate BMBC’s discount accretion on previously acquired loans and leases and record the estimated accretion of $3.6 million for the net discount on acquired loans and leases.
(B)Adjustment to reflect interest expense on deposits for the nine months ended September 30, 2021 to eliminate BMBC’s premium amortization of $0.1 million on previously acquired deposits and to record the estimated amortization of $0.2 million for the premium on acquired interest-bearing deposits.
(C)Adjustment to reflect interest expense on borrowings for the nine months ended September 30, 2021 to eliminate BMBC’s discount accretion of $0.2 million on previously acquired borrowings and to record the estimated amortization of less than $0.1 million for the premium on acquired long-term debt.
(D)Adjustments to occupancy expense to record estimated depreciation expense of $0.4 million for acquired real estate and $1.3 million for capitalized transaction costs.
(E)Adjustments to other operating expense includes the following:

(Dollars in thousands)	September 30, 2021
Reversal of BMBC’s intangible amortization expense	$(3,077)
Record estimated intangible amortization expense	5,047
$1,970
(F)Adjustment to income tax expense to record the income tax effects of pro forma adjustments at the estimated combined statutory federal and state rate at 24.8%.
(G)Adjustments to weighted-average shares of WSFS common stock outstanding to eliminate weighted-average shares of BMBC common stock outstanding and record shares of WSFS common stock outstanding, calculated using an exchange ratio of 0.90 per share for all shares.

Exhibit 99.2
WSFS FINANCIAL CORPORATION/BRYN MAWR BANK CORPORATION
UNAUDITED PRO FORMA COMBINED CONDENSED INCOME STATEMENTS
(In thousands, except per share information)

	For the Year Ended December 31, 2020
	WSFS	BMBC	Pro Forma Adjustments		Pro Forma
	(as reported)	(as reported)	Transaction Accounting Adjustments	Notes	Combined
Interest income:
Interest and fees on loans and leases	$460,394	$155,916	$1,232	(A)	$617,542
Interest on investment securities	52,996	11,470	—		64,466
Other interest income	1,015	295	—		1,310
Total interest income	514,405	167,681	1,232		683,318
Interest expense:
Interest on deposits	39,262	16,971	181	(B)	56,414
Interest on borrowed funds	9,188	6,923	(464)	(C)	15,647
Total interest expense	48,450	23,894	(283)		72,061
Net interest income	465,955	143,787	1,515		611,257
Provision for credit losses	153,180	39,963	23,408	(D)	216,551
Net interest income after provision for credit losses	312,775	103,824	(21,893)		394,706
Noninterest income:
Credit/debit card and ATM income	35,014	2,864	—		37,878
Investment management and fiduciary income	48,979	44,532	—		93,511
Deposit service charges	19,999	2,868	—		22,867
Other income	97,033	31,707	—		128,740
Total noninterest income	201,025	81,971	—		282,996
Noninterest expense:
Salaries, benefits and other compensation	194,317	81,451	—		275,768
Occupancy expense	32,105	12,727	2,190	(E)	47,022
Other operating expense	142,422	50,263	118,336	(F)	311,021
Total noninterest expense	368,844	144,441	120,526		633,811
Income before taxes	144,956	41,354	(142,419)		43,891
Income tax provision	31,636	8,856	(35,320)	(G)	5,172
Net income	113,320	32,498	(107,099)		38,719
Less: Net loss attributable to noncontrolling interest	(1,454)	(75)	—		(1,529)
Net income attributable to WSFS	$114,774	$32,573	$(107,099)		$40,248
Basic earnings per share	$2.27				$0.59
Diluted earnings per share	$2.27				$0.59
Weighted-average shares outstanding for basic earnings per share	50,509,900	19,970,921	17,973,829	(H)	68,483,729
Weighted-average shares outstanding for diluted earnings per share	50,546,497	20,042,345	18,038,111	(H)	68,584,608

Exhibit 99.2
Income Statement Pro Forma Accounting Adjustments Notes for the Year Ended December 31, 2020
The following pro forma adjustments have been reflected in the unaudited pro forma condensed combined financial information. All taxable adjustments were calculated using a 24.8% tax rate, which represents the blended statutory rate, to arrive at deferred tax asset or liability adjustments. All adjustments are based on preliminary assumptions and valuations, which are subject to change.
(A)Adjustments to interest income of $3.6 million for the year ended December 31, 2020 to eliminate BMBC’s discount accretion on previously acquired loans and leases and record the estimated accretion of $4.9 million for the net discount on acquired loans and leases.
(B)Adjustment to reflect interest expense on deposits for the year ended December 31, 2020 to eliminate BMBC’s premium amortization of $0.4 million on previously acquired deposits and to record the estimated amortization of $0.2 million for the premium on acquired interest-bearing deposits.
(C)Adjustment to reflect interest expense on borrowings for the year ended December 31, 2020 to eliminate BMBC’s discount accretion of $0.3 million on previously acquired borrowings and to record the estimated amortization of $0.1 million for the premium on acquired long-term debt.
(D)Adjustment to record provision expense on BMBC’s non-PCD loans of $23.4 million.
(E)Adjustments to occupancy expense to record estimated depreciation expense of $0.5 million for acquired real estate and $1.7 million for capitalized transaction costs.
(F)Adjustments to other operating expense includes the following:

(Dollars in thousands)	December 31, 2020
Reversal of BMBC’s intangible amortization expense	$(5,391)
Record estimated intangible amortization expense	6,729
Record WSFS’ estimated transaction costs	114,998
Commitment to WSFS Community Foundation	2,000
$118,336
(G)Adjustment to income tax expense to record the income tax effects of pro forma adjustments at the estimated combined statutory federal and state rate at 24.8%.
(H)Adjustments to weighted-average shares of WSFS common stock outstanding to eliminate weighted-average shares of BMBC common stock outstanding and record shares of WSFS common stock outstanding, calculated using an exchange ratio of 0.90 per share for all shares.